  [CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS AGREEMENT
    HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                   Exhibit 10.15

                      INTERNATIONAL DISTRIBUTOR AGREEMENT

     This INTERNATIONAL DISTRIBUTOR AGREEMENT (the "Agreement") is entered into effective September 13, 2000 (the "Effective Date") by and between TheraSense, Inc, a California corporation with a principal place of business at 1360 South Loop Road, Alameda, California 94502, USA ("TheraSense") and Disetronic Handels AG, a corporation organized under the laws of Switzerland, with a principal place of business at Brunnmattstrasse 6, CH-3401 Burgdorf, Switzerland ("Disetronic").

                                  BACKGROUND
                                  ----------

     A. TheraSense is the owner of the FreeStyle Products (as defined below) useful in monitoring blood glucose levels and desires to engage a marketing and distribution partner which can (i) assist it in obtaining regulatory approvals to market the FreeStyle Product, and (ii) market and distribute the FreeStyle Products.

     B. Disetronic desires to purchase from TheraSense, and TheraSense desires to sell to Disetronic, the FreeStyle Products for resale in the FreeStyle Territory (as defined below); and

     C. Disetronic desires to distribute and sell, through certain Affiliates and/or Subdistributors, the FreeStyle Products to Customers (as defined below) in the FreeStyle Territory; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1  "Affiliate" shall mean any corporation or other entity which is
           ---------
directly or indirectly controlling, controlled by or under common control with TheraSense or Disetronic. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     1.2  "Binding Forecasts" shall mean the amount of each FreeStyle Product
           -----------------
estimated in each***  appearing in each Forecast.

     1.3  "CGMS" shall mean a continuous glucose monitoring system.
           ----

     1.4  "Confidential Information" shall mean, subject to the provisions of
           ------------------------
Article 11 hereof, (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

     1.5  "Customers" shall mean end-user customers of Disetronic, its
           ---------
Affiliates or its Subdistributors within the European Territory, and Pump Customers within the US Territory.

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     1.6  "Disetronic Trademarks" shall mean any trademarks of Disetronic and/or
           ---------------------
its Affiliates, including without limitation, any trade names and service marks of Disetronic and/or its Affiliates.

     1.7  "Dispute" shall mean any dispute, controversy or claim between
           -------
TheraSense and Disetronic arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement

     1.8  "FDA" shall mean the U.S. Food and Drug Administration.
           ---

     1.9  "Field of Use" shall mean single use, disposable, in vitro glucose
           ------------
monitoring strips utilizing a sample volume ***. It is understood that Field of Use does not include Strips intended for use with a continuous glucose monitoring system.

     1.10 "Forecasts" shall mean a written forecast of the number of units of
           ---------
FreeStyle Products that Disetronic expects to purchase *** the number of units of each Freestyle Product identified by its stock keeping unit ("SKU") and its number associated with such product for inventory purposes.

     1.11 "FreeStyle Product(s)" shall mean those products listed in Exhibit A
           --------------------
attached hereto. TheraSense shall notify Disetronic as soon as reasonably feasible of any intended material change, discontinuation or addition to the Products listed on Exhibit A.

                    (i) The features, function and appearance of the FreeStyle Products listed in Exhibit A may be materially technically improved by TheraSense with *** prior written notice to Disetronic so long as the improved products meet or exceed the Product Specifications. TheraSense may make non-material changes in the FreeStyle products, such as changing components, without written notice to Disetronic.

                    (ii) The Freestyle Products listed in Exhibit A may be discontinued by TheraSense only with Disetronic's prior written consent, such consent not to be unreasonably withheld. If the parties agree to discontinue a FreeStyle Product listed on Exhibit A, and TheraSense does not replace such FreeStyle Product with a product that meets or exceeds the Product Specifications, then TheraSense and Disetronic shall engage in good faith discussions regarding an amendment to this Agreement, such amendment potentially including changes to the Minimum Purchase Obligations in Exhibit C or termination of the Agreement.

                    (iii) Additional products may be added by TheraSense to the FreeStyle Products listed in Exhibit A only with Disetronic's prior written consent, such consent not to be unreasonably withheld.

     1.12 "FreeStyle Territory" shall mean, as of the Effective Date, the
           -------------------
European Territory and the U.S. Territory.

          1.12.1 "European Territory" shall mean Switzerland, Germany, Austria,
                  ------------------
The Netherlands, Denmark, Sweden, Norway, and Finland.

          1.12.2 "U.S. Territory" shall mean the United States, Canada and
                  --------------
Mexico.

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     1.13  "Minimum Purchase Obligations" shall mean the amount of Strips listed
            ----------------------------
on Exhibit C.

     1.14  "National Registration(s)" shall mean national registration(s) for
            ------------------------
the FreeStyle Products, on a country-by-country basis, for countries selected by Disetronic within the European Territory.

     1.15  "Net Revenues" shall mean the net sales derived by Disetronic from
            ------------
the sale of the FreeStyle Products in the European Territory, less the following amounts incurred in the sale of such FreeStyle Products: (i) trade, standard, or quantity discounts given; (ii) any rebates and retroactive price reductions given; (iii) the cost of any packaging, shipping and handling, (iv) any sales, use, and/or other excise taxes or duties actually paid, including without limitation VAT, (v) any amounts actually allowed or credited due to product rejections or returns, and (vi) any write-offs or allowances for bad debt.

     1.16  "Other Distributor" shall mean a third party with whom TheraSense has
            -----------------
entered into a written agreement granting such third party the right to distribute one or more FreeStyle Products in any country within the European Union (such agreement to not include distribution rights in any country within the European Territory, other than passive sales rights as required by European Union laws and regulations).

     1.17  "Other Distribution Agreement" shall mean a written agreement between
            ----------------------------
TheraSense and an Other Distributor granting the Other Distributor the right to distribute one or more FreeStyle Products in any country within the European Union (such countries to not include any country within the European Territory).

     1.18  "Package" shall mean the System Kit package or the Strip package, as
            -------
applicable.

     1.19  "Payment" shall mean*** termination of this Agreement.
            -------

     1.20  "Product Specifications" shall mean the specifications set forth in
            ----------------------
Exhibit E.

     1.21  "Promotional Materials and Programs" shall mean any and all
            ----------------------------------
promotional, advertising and educational materials and programs, package data sheets, and other literature relating to the FreeStyle Products.

     1.22  "Pump Customers" shall mean Disetronic's end user customers to whom
            --------------
Disetronic, its Affiliates or Subdistributors have sold or otherwise transferred a Disetronic insulin pump, an infusion set, an insulin pen system, insulin pen-needles or infusion port systems.

     1.23  "Receiving Party" shall mean the recipient of a shipment of FreeStyle
            ---------------
Product sent directly from TheraSense. The Receiving Party shall be Disetronic, an Affiliate or a Subdistributor.

     1.24  "Sales and Inventory Records" shall mean a point-of-sale and
            ---------------------------
inventory record showing, at a minimum, date sold, quantity, price, serial number, shipment information, and the buyers' names and addresses of each of the FreeStyle Products sold, as well as the quarter-end inventory position on hand for each of the FreeStyle Products.

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*** CONFIDENTIAL TREATMENT REQUESTED

     1.25  "Shipping Location" shall mean TheraSense's facility currently
            -----------------
located at the address listed for TheraSense in Section 15.4 of this Agreement or such other location as TheraSense may designate.

     1.26  "Subdistributor" shall mean a third party whom Disetronic has granted
            --------------
the right to distribute the FreeStyle Products under Section 2.2 hereto. Unless expressly provided otherwise herein, such Subdistributors shall include wholesalers and retailers.

     1.27  "Subdistributor Agreement" shall mean a written agreement between
            ------------------------
Disetronic and a Subdistributor binding the Subdistributor to terms and conditions substantially similar to those terms and conditions agreed upon by Disetronic in this Agreement

     1.28  "TheraSense Trademarks" shall mean the TheraSense trademarks, marks,
            ---------------------
logos and trade names listed on Exhibit D hereto, as modified by TheraSense pursuant to Article 10.

     1.29  "Transfer Price" shall mean the transfer prices set forth in Exhibit
            --------------
B. All prices are in U.S. Dollars.

2.   FREESTYLE APPOINTMENT AND AUTHORITY OF DISETRONIC

     2.1   Appointment and Authority.

           2.1.1  Exclusive Distributor. Subject to the terms and conditions
                  ---------------------
herein, TheraSense hereby appoints Disetronic as TheraSense's exclusive distributor for the FreeStyle Products in the European Territory in the Field of Use, and Disetronic hereby accepts such appointment.

           2.1.2  Non-Exclusive Distributor. Subject to the terms and conditions
                  -------------------------
herein, TheraSense hereby appoints Disetronic as TheraSense's non-exclusive distributor for the FreeStyle Products to Disetronic's Pump Customers in the U.S. Territory in the Field of Use, and Disetronic hereby accepts such appointment.

           2.1.3 Disetronic's sole authority shall be to purchase FreeStyle Products from TheraSense and to promote, market and resell such FreeStyle Products for delivery to Customers in the FreeStyle Territory in the Field of Use in accordance with the terms of this Agreement. Disetronic may promote, market and resell such FreeStyle products in the European Territory for delivery to Customers in the Field of Use directly and through Subdistributors. Disetronic may promote, market and resell such FreeStyle products in the U.S. Territory for delivery to Customers in the Field of Use directly and through Subdistributors, but not through wholesalers and retailers.

           2.1.4 Notwithstanding the rights granted to Disetronic to distribute the FreeStyle Products hereunder, Disetronic shall have no right to directly:

                  (a) solicit sales or sell the FreeStyle Products to end users in the U.S. Territory other than to Pump Customers;

                  (b) advertise, solicit sales, promote market or sell TheraSense products, other than the FreeStyle Products in the Field of Use, in the FreeStyle Territory;

                                      -4-                 Initials: ____ ____

                (c) solicit orders from persons or entities located outside the FreeStyle Territory for Freestyle Products or other TheraSense products;

                (d) sell in the U.S. Territory FreeStyle Products that were purchased for the European Territory.

It is understood and agreed by Disetronic that failure to comply with the terms of this Section 2.1.4 shall be deemed a material breach of this Agreement subject to the provisions of Sections 13.2 and 13.5 herein.

          2.1.5 It is understood and agreed that Disetronic may appoint one or more of its Affiliates to perform any of its obligations under this Agreement, except as provided in Sections 3.2 and 7.4, provided such Affiliate enters into a Subdistributor Agreement as set forth in Section 2.2. below.

     2.2  Subdistributors. Subject to the provisions of Section 2.1.3 and this
          ---------------
Section 2.2, Disetronic may appoint one or more third parties within any portion of the FreeStyle Territory to distribute the FreeStyle Products in the Field of Use to Customers. *** the appointment of such Subdistributor, Disetronic shall notify TheraSense of the identity of such Subdistributor. Except for the case where a Subdistributor is a wholesaler or retailer (provided, such exception shall not apply where such wholesaler or retailer is a Disetronic Affiliate), Disetronic shall not sell or otherwise transfer the FreeStyle Products to any Subdistributor until such Subdistributor enters into a Subdistributor Agreement. Notwithstanding the preceding ***. Disetronic shall only grant Subdistributors the right to make sales of the FreeStyle Products to Customers in the FreeStyle Territory in the Field of Use. Disetronic hereby guarantees the performance of each Subdistributor with the provisions set forth in this Section 2.2. When Disetronic receives a purchase order from a wholesaler or retailer, Disetronic shall include in its acknowledgement of such purchase order a statement that the FreeStyle Products are not to be repackaged, relabeled, or reshipped outside of the European Territory . In the event Disetronic becomes aware, or has reason to believe, that a Subdistributor (including a wholesaler or retailer) is relabeling, repackaging or reshipping product outside of the European Territory (except reshipping to any country within the European Union as part of a passive sale), Disetronic shall promptly notify TheraSense and shall take corrective action to halt such impermissible practice, including without limitation terminating such retailer's right to sell FreeStyle Products.

     2.3  Reservation of Rights. Except as expressly provided in this Agreement,
          ---------------------
no right, title, or interest is granted, whether express or implied, by TheraSense to Disetronic. Nothing in this Agreement shall be deemed to grant to Disetronic rights in any products or technology other than the FreeStyle Products, nor shall any provision of this Agreement be deemed to restrict TheraSense's right to exploit technology, know-how, patents, or any other intellectual property rights relating to the FreeStyle Products in products other than the FreeStyle Products. Subject to Section 3.5, TheraSense reserves the right to appoint other authorized distributors or resellers of the FreeStyle Products outside the European Territory and other authorized non-exclusive distributors or resellers of the FreeStyle Products in the U.S. Territory. TheraSense also reserves the right to appoint third parties to distribute the FreeStyle Products inside the FreeStyle Territory in fields of use other than the Field of Use; for example, TheraSense reserves the right to sell Strips, either directly or through third parties, solely for use in calibrating a CGMS, provided TheraSense will only market and sell or otherwise transfer such Strips for use with such CGMS and in no event shall TheraSense sell and otherwise transfer more than five (5)

                                      -5-                 Initials: ____ ____

***  CONFIDENTIAL TREATMENT REQUESTED

Strips per CGMS sensor sold or otherwise transferred. Disetronic and TheraSense acknowledge that this Agreement does not prohibit passive sales of FreeStyle Products by either party to Customers within the FreeStyle Territory. It is further understood and agreed that TheraSense may distribute products, other than the FreeStyle Product, in the European Territory, either directly or indirectly, for any and all uses. TheraSense agrees that it will not by itself, or through a third party, actively promote, market or solicit the sale of FreeStyle Products in the Field of Use in the European Territory, unless TheraSense acknowledges Disetronic as TheraSense's exclusive distributor in conjunction with such promotion and/or marketing.

     2.4  Conflict of Interest. Disetronic shall pursue reasonable sales
          --------------------
policies and procedures to realize the maximum sales potential for the FreeStyle Products in the FreeStyle Territory. Disetronic agrees that if Disetronic Trademarks should appear on any in vitro disposable glucose monitoring product or associated meter product in the FreeStyle Territory, this would constitute a conflict of interest with respect to Disetronic's obligations to market and promote the FreeStyle Product, and Disetronic warrants to TheraSense that no Disetronic Trademarks currently appear on any glucose monitoring product. During the term of this Agreement, Disetronic and its Affiliates shall not place any Disetronic Trademarks on any in vitro disposable glucose monitoring product or associated meter product, other than FreeStyle Products, within the FreeStyle Territory. Notwithstanding the foregoing, Disetronic Trademarks may appear on ***. If TheraSense does not obtain the IVD-CE mark for the FreeStyle Product by ***, the parties shall discuss in good faith amending the terms of this Article 2 provided that TheraSense's failure to obtain such IVD-CE mark is not due to Disetronic's failure to meet its obligations.

     2.5  Independent Contractors. The relationship of TheraSense and Disetronic
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint venture or common undertaking, and (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

3.   CONSIDERATION

     3.1  Signature Payments. In partial consideration of the rights granted
          ------------------
herein, ten (10) days after the Effective Date, Disetronic shall pay to TheraSense a nonrefundable pre-payment for FreeStyle Product stock to be ordered, of One Million Five Hundred Thousand U.S. Dollars (U.S. $1,500,000) ("Prepayment"). As Disetronic orders Freestyle Product stock under this Agreement, the payments for such stock shall be credited against the Prepayment until the Prepayment has been exhausted.

     3.2  Equity Investment. It is understood and agreed by the parties that
          -----------------
within ten (10) days of the Effective Date of this Agreement Disetronic Holding AG, the parent Company of Disetronic, shall pay to TheraSense Two Million Five Hundred Thousand U.S. dollars (U.S. $2,500,000) and (i) TheraSense shall enter into, and deliver to Disetronic Holding AG, the convertible promissory note attached hereto as Exhibit G; and (ii) Disetronic Holding AG and TheraSense shall sign the note purchase agreement attached hereto as Exhibit F. Disetronic hereby guarantees that Disetronic Holding AG will perform according to the terms of such convertible promissory note and such note purchase agreement.

                                      -6-                 Initials: ____ ____

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


     3.3  FreeStyle Product Prices.
          ------------------------

          3.3.1  FreeStyle Products. For each FreeStyle Product purchased from
                 ------------------
TheraSense, Disetronic shall pay to TheraSense an amount equal to the Transfer Price. The difference between the Transfer Price and Disetronic's price to its Customers shall be Disetronic's sole remuneration for distribution of the FreeStyle Products. The Transfer Prices set forth in Exhibit B shall remain in effect from the Effective Date until the first year anniversary of the Effective Date. Thereafter, Disetronic and TheraSense agree to renegotiate in good faith the Transfer Prices if inflation as measured by the U.S. producer price index increases by more than *** during any one year period, which renegotiated Transfer Prices shall reflect the intent of the parties as set forth herein.

          3.3.2  Transfer Price Adjustments. By October 31 of each calendar
                 --------------------------
year Disetronic shall provide to TheraSense a non-binding written estimate of its sales of FreeStyle Products for the upcoming calendar year. These estimates shall be used to establish the Transfer Price for the upcoming year. In the event that Strip (as defined in Exhibit A) purchases in the first six (6) months of any calendar year for the European Territory are less than *** the level required to achieve the Transfer Price established for that year in the European Territory, then (i) TheraSense may raise the Transfer Price for additional purchases by Disetronic of Strips in such calendar year to a level consistent with purchases equal to twice the actual Strip quantities purchased in the first half, and (ii) Disetronic shall immediately pay TheraSense the amount corresponding to the underpayment accrued in the first half of the calendar year. Within 30 (thirty) days after the end of each calendar year, Disetronic or TheraSense shall pay to the other any amounts due relating to underpayments accrued or overpayments made in such calendar year.

          3.3.3  Payment for FreeStyle Products. TheraSense shall submit an
                 ------------------------------
invoice to Disetronic upon each shipment of FreeStyle Products ordered by Disetronic and as set forth below in Section 4.5. The invoice shall cover the Transfer Price for the FreeStyle Product in a given shipment plus any freight, taxes or other costs incident to the purchase or shipment initially paid by TheraSense but to be borne by Disetronic. The invoiced amounts for FreeStyle Products shipped shall be due in full net thirty (30) days upon the later of receipt by Disetronic of the FreeStyle Products or the invoice. For FreeStyle Product repaired or replaced under Section 4.6, the invoiced amounts for such FreeStyle Products shall be due in full net thirty (30) days upon receipt by Disetronic of such repaired or replaced FreeStyle Products.

     3.4  Payment Method. Disetronic shall make payments to TheraSense under
          --------------
this Agreement in immediately available funds to a bank account designated by TheraSense. All payments due hereunder shall be paid in U.S. dollars. Any payments due hereunder which are not paid within five (5) days of the date such payments are due shall be subject to a service charge of one per cent (1.0%) per month, calculated on the number of days such payment is delinquent. This Section
3.4 shall in no way limit any other remedies available to TheraSense. Disetronic shall pay all of TheraSense's costs and expenses (including reasonable attorneys' fees) to enforce and preserve TheraSense's rights under this Section 3.4.

     3.5  Other Distributor Transfer Prices. In the event that TheraSense enters
          ---------------------------------
in to an Other Distribution Agreement with an Other Distributor, the transfer price for such FreeStyle Products to such Other Distributor shall be as follows:

                                      -7-                 Initials: ____ ____

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


               (a) in the event that the Strips to be distributed by an Other Distributor are *** distributed by Disetronic in the European Territory, the prices in the volume-based transfer price schedule for such Strips to such Other Distributor shall be ***; or

               (b) in the event that the Strips to be distributed by an Other Distributor are *** distributed by Disetronic in the European Territory, the transfer price for such Strips to such Other Distributor shall be ***.

     3.6  Taxes.
          -----

               (a) Any and all amounts payable hereunder by Disetronic do not include any government taxes (including without limitation sales, use, excise, withholding, and value-added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the FreeStyle Products (other than taxes on the net income of TheraSense), and Disetronic shall bear all such government taxes and duties (including, without limitation, sales, withholding, value-added and similar taxes). When TheraSense has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Disetronic's invoice and paid by Disetronic, unless Disetronic provides TheraSense with a valid tax exemption certificate authorized by the appropriate taxing authority.

               (b) All payments by Disetronic specified hereunder (including those under this Article 3) are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to TheraSense or Disetronic shall be the sole responsibility of Disetronic.

4.   TERMS OF PURCHASE OF FREESTYLE PRODUCTS BY DISETRONIC

     4.1  Solicitation and Placement of Orders from Customers. Disetronic shall
          ---------------------------------------------------
be responsible for marketing and soliciting orders for FreeStyle Products from Customers in the FreeStyle Territory.

     4.2  Terms and Conditions. All orders of FreeStyle Products by Disetronic
          --------------------
from TheraSense during the term of this Agreement shall be subject to the terms of this Agreement. Nothing contained in any purchase order or the like document submitted by Disetronic to TheraSense shall in any way modify or add to the terms and conditions in this Agreement.

     4.3  Forecasts. Beginning on the Effective Date and thereafter ***,
          ---------
Disetronic shall provide to TheraSense a Forecast.

     4.4  Order and Acceptance.
          --------------------

          4.4.1 Disetronic shall submit orders for units of FreeStyle Products so that such orders are received by TheraSense at least *** prior to the requested shipment date of such units of FreeStyle Products. Disetronic shall be obligated to purchase *** the Binding Forecasts. TheraSense is obligated to accept Disetronic's purchase orders within five (5) working days after receipt thereof provided that the quantities of FreeStyle Products ordered by Disetronic in a calendar quarter are *** the full amount requested

                                      -8-                 Initials: ____ ____

*** CONFIDENTIAL TREATMENT REQUESTED
by Disetronic in the Binding Forecasts for such calendar quarter ("Accepted Quantity") and such order is received by TheraSense at least *** prior to the requested shipment date. Subject to the foregoing, no order for quantities greater than a given Accepted Quantity shall be binding upon TheraSense unless and until accepted by TheraSense in writing, and TheraSense shall have no liability to Disetronic with respect to purchase orders that are not accepted.

     For example: if Disetronic delivers a Forecast on April 1, 2001, requesting 1000 units of Freestyle Product with SKU Number XYZ for the calendar quarter beginning July 1, 2001, then Disetronic shall be obligated to purchase *** such FreeStyle Product with SKU Number XYZ in the calendar quarter beginning July 1, 2001; and, TheraSense shall accept Disetronic's purchase order in such calendar quarter, provided that TheraSense received the purchase order *** in advance of the requested shipment date, and further provided that the quantity of such FreeStyle Products with SKU Number XYZ ordered by Disetronic for the calendar quarter beginning July 1, 2001 is not greater than ***.

          4.4.2 Once accepted by TheraSense, Disetronic may cancel or reschedule purchase orders for FreeStyle Products only with TheraSense's prior written approval. Disetronic will use commercially reasonable efforts to place orders for FreeStyle Products in an even and regular fashion so as to allow for efficient scheduling of FreeStyle Product production and warehousing. In the event TheraSense receives a purchase order less than *** in advance of the requested shipment date or for a quantity that is *** above the Binding Forecasts, TheraSense will use commercially reasonable efforts to ship such FreeStyle Products to Disetronic on the date and in the quantity requested by Disetronic.

          4.4.3 TheraSense shall promptly inform Disetronic when it expects a shipment of an Accepted Quantity to Disetronic to be delayed. In the event that TheraSense fails to have available for shipment to Disetronic substantially all quantities of FreeStyle Products specified in an Accepted Quantity *** after the requested shipment date specified in such Accepted Quantity, TheraSense agrees to credit to Disetronic *** of the ordered but undelivered FreeStyle Products in such Accepted Quantity.

     4.5  Shipping. For all shipments of FreeStyle Products to Disetronic,
          --------
TheraSense may choose the mode of shipment and carrier unless Disetronic specifies a carrier in the purchase order. All FreeStyle Products delivered pursuant to the terms of this Agreement shall be suitably packed in TheraSense's standard shipping cartons, and marked for shipment at the address of Disetronic, its Affiliate, or its Subdistributor, as applicable, as provided in Disetronic's purchase order, for delivery within ten (10) days (excluding weekends) to Disetronic, its Affiliate, or its Subdistributor, as applicable, EXW (Incoterms
2000) the Shipping Location, at which time risk of loss shall pass to Disetronic. TheraSense shall promptly notify Disetronic of any changes to the Shipping Location. All customs, freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Disetronic.

     4.6  Acceptance of FreeStyle Products. FreeStyle Product shipped by
          --------------------------------
TheraSense to Disetronic shall conform with the Product Specifications. Upon receipt of a FreeStyle Product shipment, the Receiving Party shall have the right to inspect such FreeStyle Products promptly upon receipt thereof for conformance with the Product Performance Criteria and the Lot Acceptance Criteria in set forth in Exhibit E. Any FreeStyle Products not rejected within thirty (30) days will be deemed accepted. TheraSense will, at its election, either repair or replace defective FreeStyle Products within thirty (30)

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


days of receipt thereof. In the event Disetronic, its Affiliate or Subdistributor rejects any FreeStyle Products, Disetronic shall be required to demonstrate that such FreeStyle Product does not meet a specification set forth in the Product Performance Criteria or the Lot Acceptance Criteria set forth in Exhibit E.

     4.7  Product Packaging and Labeling.
          ------------------------------

          4.7.1 Product, Packaging and Labeling. TheraSense shall deliver each
                -------------------------------
FreeStyle Product to Disetronic, its Affiliate, or its Subdistributor, as instructed by Disetronic in each in purchase order. Each FreeStyle Product shall be delivered in a Package containing the FreeStyle Product together with a Strip package insert and/or a System Kit owners booklet.

                (a) For FreeStyle Product sold to Disetronic for the European Territory, the Package, System Kit owners booklet, Strip packages and Strip package insert shall be labeled to indicate that the product is manufactured by TheraSense and distributed by Disetronic, and shall carry both the TheraSense and Disetronic Trademarks. With respect to the FreeStyle Product Meter, the front will contain the TheraSense Trademarks and the trademark "Disetronic", with TheraSense's Trademarks (combined, if more than one) in equal prominence to "Disetronic". The back of the FreeStyle Product Meter shall be labeled to indicate that the product is manufactured by TheraSense and distributed by Disetronic, and shall indicate Disetronic's customer service telephone number.

                (b) For FreeStyle Product sold to Disetronic for the U.S. Territory, the Package and the System Kit owners booklet shall carry both the TheraSense and Disetronic Trademarks. With respect to the FreeStyle Product Meter, the front will contain the TheraSense Trademarks and the name "Disetronic", with T heraSense's Trademarks (combined, if more than one) in equal prominence to the trademark "Disetronic". The back of the FreeStyle Product Meter shall be labeled with TheraSense's name and shall indicate TheraSense's customer service telephone number.

                (c) For the FreeStyle Territory, unless otherwise instructed by TheraSense, Disetronic shall deliver all FreeStyle Products to its Customers only as part of an unopened Package. Disetronic shall not repackage FreeStyle Products supplied to Disetronic by TheraSense hereunder without the prior written consent of TheraSense. In addition, except for the addition of information required by applicable laws and regulations, Disetronic shall not re-label FreeStyle Products supplied to Disetronic by TheraSense hereunder without the prior written consent of TheraSense. Subject to Section 7.4, TheraSense shall be responsible for ensuring that all FreeStyle Products are packaged and labeled in accordance with the requirements set forth by the FDA or comparable regulatory authorities for each country within the European Territory.

                (d) Restriction of Rights. TheraSense agrees that TheraSense's
                    ---------------------
use of the Disetronic trademarks shall be in conformance with Disetronic guidelines for its trademarks; provided, Disetronic has provided such guidelines to TheraSense within a reasonable time prior to TheraSense marking the FreeStyle Products with such Disetronic trademarks. In addition, TheraSense acknowledges that except as expressly provided in this Agreement, Disetronic grants no other rights, title, or interest with respect to Disetronic's trademarks.

          4.7.2 Proprietary Notices. Disetronic, its Affiliates and its
                -------------------
Subdistributors shall not remove, alter, cover or obfuscate any logo, trademark notice or other proprietary rights notices placed or embedded by TheraSense on or in any Package or any of the items contained therein.

                                 -10-                        Initials: ____ ____

     4.7.3 Authorized Representative. To the extent permitted by law, labeling
           -------------------------
concerning the Authorized Representative shall be placed at the end of product documentation, such as the owners booklet and Strip package insert, rather than on the Meter or packaging.

5.   WARRANTY

     5.1   Warranty to Customer. Any warranty set forth in this Section 5.1
           --------------------
shall run directly from TheraSense to the Customer.

           5.1.1 Disetronic Obligations. Disetronic shall have responsibility
                 ----------------------
for handling Customer returns for allegedly non-conforming FreeStyle Products. Disetronic shall make no warranties with respect to any of the FreeStyle Products that exceed the warranty made by TheraSense to its customers. The warranty made by TheraSense to its customers may be changed by TheraSense at its sole discretion; as of the Effective Date, TheraSense warrants the Meters for five years. *** Disetronic will forecast and order warranty Meters and Strips at no charge. In the event TheraSense is unable to replace an allegedly faulty product, TheraSense's sole and exclusive liability and Disetronic's exclusive remedy shall be to credit Disetronic's account for the net amount actually paid for any such FreeStyle Product. Disetronic shall dispose of returned FreeStyle Product as instructed by TheraSense. In the event the parties should not agree as to whether a certain Freestyle Product is faulty, then the parties shall select an independent laboratory which shall test such Product for conformance to the applicable Product Specification. The party whose position does not prevail upon such laboratory testing shall pay the costs associated with such testing.

           5.1.2 Limited Warranty by TheraSense. TheraSense warrants that upon
                 ------------------------------
delivery, EXW the Shipping Location, and during the warranty period for the FreeStyle Products, as set forth on the product label and/or insert for such FreeStyle Products, the FreeStyle Products (i) will meet the agreed upon Product Specifications as set forth in Exhibit E, (ii) will be free from defects in manufacturing, materials and workmanship, (iii) will be of merchantable quality and fit for the purpose for which they are intended, and (iv) will comply with all applicable laws for the U.S. and for each country within the European Territory.

           5.1.3 Warranty Limitations. The warranties in Section 5.1.1 and 5.1.2
                 --------------------
shall not apply to FreeStyle Products that have been modified or altered in any manner by anyone other than TheraSense, or to defects caused (i) through no fault of TheraSense during shipment to or from Disetronic; (ii) by the use or operation in an application or environment other than that intended or recommended by TheraSense in the owners booklet provided by TheraSense to Disetronic for translation; (iii) by service by anyone other than employees of, or persons approved in writing by, TheraSense; (iv) by accident, negligence, misuse, other than normal electrical stress, or other causes other than normal use as described in the owners booklet provided by TheraSense to Disetronic for translation; or (v) by storage, usage or handling in any manner inconsistent with the FreeStyle Product label. Replacement FreeStyle Products supplied under this warranty shall carry only the unexpired portion of the original warranty. TheraSense shall not be liable for misbranding with respect to any product labeling or package insert text provided or used by Disetronic, or any translation thereof and TheraSense shall not be liable for any adulteration or failure to meet the FreeStyle Product Specifications due to handling or packaging of the FreeStyle Products by Disetronic, its Affiliates, its Subdistributors or agents.

                                 -11-                        Initials: ____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

          5.1.4 Exclusion of Other Customer Warranties. EXCEPT FOR THE LIMITED
                --------------------------------------
WARRANTY PROVIDED IN SECTION 5.1 ABOVE, THERASENSE GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH DISETRONIC OR ITS CUSTOMERS, OR OTHERWISE, REGARDING THE FREESTYLE PRODUCTS, AND THERASENSE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. THERASENSE DOES NOT WARRANT THAT OPERATION OF THE FREESTYLE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE. THERASENSE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY FREESTYLE PRODUCT. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF THERASENSE, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON THERASENSE OR ITS THIRD PARTY SUPPLIERS.

          5.1.5 Limitation of Liability. THERASENSE'S LIABILITY UNDER THE
                -----------------------
WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL THERASENSE BE LIABLE TO DISET RONIC OR ANY THIRD PARTY FOR LOST PROFITS, THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES FOR BREACH OF WARRANTY. THIS LIMITATION SHALL APPLY EVEN WHERE THERASENSE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

     5.2 Representations and Warranties by and between Disetronic and TheraSense.

          5.2.1 Warranty to TheraSense. Disetronic represents and warrants to
                ----------------------
TheraSense that: (i) it is a corporation duly organized validly existing and in good standing under the laws of Switzerland; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Disetronic.

          5.2.2 Warranty to Disetronic. TheraSense represents and warrants to
                ----------------------
Disetronic that: (i) it is a company duly organized validly existing and in good standing under the laws of the State of California; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of TheraSense; (iii) to the best of its knowledge it has the right to grant the rights and licenses granted herein; (iv) it has obtained consent from Asulab for TheraSense and Disetronic to cobrand the FreeStyle Products as set forth in this Agreement; (v) it will obtain and maintain all facility licenses necessary to manufacture the FreeStyle Products; and (vi) subject to Section 5.1.3 and 5.1.4, upon delivery, EXW the Shipping Location, the Freestyle Products will (a) meet the agreed upon Product Specifications as set forth in Exhibit E, (b) will be free from defects in manufacturing, materials and workmanship, (c) will be of merchantable quality and fit for the purpose for which they are intended, and (d) will comply with all applicable laws for the U.S. and for each country within the European Territory.

6.       ADVERTISING, MARKETING AND PROMOTION

                                 -12-                        Initials: ____ ____

     6.1  Advertising and Promotions. Disetronic shall, at its own expense, (i)
          --------------------------
use commercially reasonable efforts to promote the sale and distribution of the FreeStyle Products to Customers in the FreeStyle Territory, and (ii) use commercially reasonable efforts to realize the maximum sales potential for the FreeStyle Products to Customers in the FreeStyle Territory. Such commercially reasonable efforts by Disetronic shall include without limitation the following:

          6.1.1 maintenance of an adequate and experienced sales force for such purposes, such as Disetronic's existing insulin pump sales force, in the respective countries in the Freestyle Territory;

          6.1.2 dedication of sufficient product and project management, marketing and financial resources to pursue the market opportunities for the product in the FreeStyle Territory;

          6.1.3 provide adequate contact with existing and potential Customers within the European Territory and with Pump Customers within the U.S. Territory on a regular basis, consistent with good business practice;

          6.1.4 assessment of Customers' requirements for Freestyle Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features;

          6.1.5 the preparation of promotional materials in the primary languages within the European Territory;

          6.1.6 the translation of all user and technical manuals into the primary languages within the European Territory;

          6.1.7 advertising the FreeStyle Products in trade and other relevant publications;

          6.1.8 participating in appropriate trade shows at which FreeStyle Products are displayed by Disetronic; provided that if such trade shows are outside of the FreeStyle Territory, Disetronic shall obtain prior written approval from TheraSense, such approval not to be unreasonably withheld; and

          6.1.9 making sales calls on physicians within the FreeStyle
Territory.

     In addition to the foregoing, Disetronic shall (i) *** in the European Territory, offer a System Kit (as defined in Exhibit A hereto) *** to Customers in the European Territory (but in no event *** per System Kit); (ii) *** in the U.S. Territory, offer a System Kit (as defined in Exhibit A hereto) *** (but in no event ***) to Pump Customers in the U.S. Territory using offer materials agreed to by TheraSense in writing; and (iii) use reasonable efforts, at its own expense, to maintain a sufficient inventory of FreeStyle Products and to fulfill forecast demand for FreeStyle Products within the FreeStyle Territory.

     6.2  Disetronic Materials. Disetronic shall provide to TheraSense for
          --------------------
purposes of review, comment and approval by TheraSense any and all Promotional Materials and Programs at least *** prior to the commercial release of such Promotional Materials and Programs; provided that

                                 -13-                        Initials: ____ ____

*** CONFIDENTIAL TREATMENT REQUESTED
once a particular Promotional Material and Program has been approved in writing by TheraSense, no further approval from TheraSense shall be required for such Promotional Material and Program, and Disetronic may make as many publications of such particular approved Promotional Material and Program as Disetronic elects. The parties agree and acknowledge that such review by TheraSense shall be targeted at ensuring (i) TheraSense's ability to comply with any regulations applicable to Promotional Materials, and (ii) that the Promotional Materials and Programs correspond with TheraSense's marketing activities. Within *** after receipt of any such proposed Promotional Materials and Programs from Disetronic, TheraSense shall provide comment and/or notice of approval or non-approval to Disetronic.

     6.3  TheraSense Collaboration. TheraSense will collaborate with Disetronic
          ------------------------
in the development of all Disetronic's marketing and promotional materials for FreeStyle Product. TheraSense shall acknowledge Disetronic's exclusive distributorship in all marketing and promotional materials prepared by TheraSense for use in the European Territory in the Field of Use. All such materials shall be submitted to Disetronic for its approval. In addition, TheraSense will, at its own expense, provide Disetronic with:

          6.3.1 such marketing and technical assistance and promotional materials (in English) as TheraSense may in its reasonable discretion consider necessary to assist with the promotion of the FreeStyle Product;

          6.3.2 training in the U.S. for Disetronic's personnel in connection with the marketing, sale, installation, maintenance and support of the FreeStyle product; provided, however, that during the six (6) month period following the Effective Date TheraSense's personnel spend *** providing such training;

          6.3.3 reasonable access to TheraSense maintenance and support personnel to assist Disetronic's support personnel in providing maintenance and support centers.

7.   ADDITIONAL OBLIGATIONS OF DISETRONIC

     7.1  Standard Sales Report. Disetronic and TheraSense shall mutually agree
          ---------------------
on a standard sales report to be provided to TheraSense on a monthly basis during the term of the Agreement; provided that such standard sales report shall consist only of aggregate data identifying by distributor, country and product, the quantities of particular FreeStyle Products sold in such prior month. In no event shall such standard sales report be required to disclose any information which would cause or allow any particular individual to be personally identifiable.

     7.2  Sales and Inventory Records. Disetronic agrees to maintain Sales and
          ---------------------------
Inventory Records. Such Sales and Inventory Records shall be kept at Disetronic's principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain.

     7.3  Minimum Purchase Obligations
          ----------------------------

          7.3.1 Disetronic shall purchase no less than the Minimum Purchase Obligations for sale in the European Territory in each calendar year; provided, Disetronic's obligation to purchase such amounts shall not commence until the earlier of (a) Disetronic obtaining National Registrations in ***. In the event Disetronic does not obtain such

                                 -14-                        Initials: ____ ____

***  CONFIDENTIAL TREATMENT REQUESTED

National Registrations until *** Disetronic's Minimum Purchase Obligations for year 2001 *** the Minimum Purchase Obligations shall be purchased in the first six months of the calendar year.

          7.3.2 ***

          7.3.3 Disetronic and TheraSense agree that in the event that IVD-CE mark for FreeStyle Products is not obtained by *** the time period for achieving the Minimum Purchase Obligations set forth in Exhibit C for 2001 will be extended by the number of days between June 30, 2001 and the date on which TheraSense obtains the IVD-CE mark for FreeStyle Products, and that the dates for meeting the Minimum Purchase Obligations set forth in Exhibit C for years 2002 - 2005 shall be extended accordingly. For example, in the event that TheraSense obtains the IVD-CE mark ***.

          7.3.4 Without limiting the foregoing, within *** from the end of a calendar year, TheraSense shall give Disetronic notice of any failure by Disetronic to meet Minimum Purchase Obligations in such prior calendar year. Subject to the foregoing, if Disetronic fails to meet the Minimum Purchase Obligations ***, TheraSense shall have the right, at its option, to terminate this Agreement for cause pursuant to Section 13.2 hereof.

     7.4  Registrations, Licenses and Permits.
          -----------------------------------

          7.4.1 National Registrations and IVD Registration. The parties agree
                -------------------------------------------
and understand that (i) in December 2003, the IVD (98/79/EC) will become mandatory; (ii) until December 2003, National Registrations can be obtained and used; and (iii) Products already in the distribution chain in December 2003 can continue to be sold until December 2005.

                (a) Before CE-Marking according to IVD (98/79/EC).
                    ---------------------------------------------

                    (i) Disetronic, shall use its best efforts to obtain National Registrations in TheraSense's name (unless national regulations require the Registration to be in Disetronic's name) by ***. It is understood and agreed by the parties that Disetronic's Affiliate, Disetronic Medical Systems AG, and/or Disetronic shall be the exclusive entity or entities responsible for obtaining such National Registrations; provided that if a National Registration must by

                                 -15-                        Initials: ____ ____

***  CONFIDENTIAL TREATMENT REQUESTED
law be obtained by an entity other than Disetronic or Disetronic Medical Systems AG, then (i) Disetronic shall guarantee and hereby guarantees the performance of such other entity, and (ii) such other entity shall enter into a written agreement, binding such other party to terms and conditions substantially similar to the terms and conditions of this Agreement. If required by a regulatory agency to accomplish National Registration in a particular country in the European Territory, for each such country, TheraSense shall send to Disetronic within fourteen (14) days after Disetronic's request, those FreeStyle Products and copies of documents including but not limited to development files, production files, study protocols and results that are necessary to obtain such National Registration. It is understood and agreed by the parties that any such FreeStyle Products, documents, files, protocols and/or results are Confidential Information of TheraSense and subject to the terms of Article 11 herein. If and as required from time to time under the laws of any country or other jurisdiction within the European Territory, Disetronic, *** shall perform clinical trials and obtain all additional registrations, licenses and permits required to comply with the laws and regulations of each country in the European Territory for importation, sale and distribution of the FreeStyle Product; provided, however, that no activities in connection with obtaining such registrations, licenses or permits shall be initiated by Disetronic without TheraSense's prior written approval. Disetronic shall provide to TheraSense complete copies of all clinical trial protocols, data, analyses and other information, as well as applications, and all registrations, licenses and permits obtained therefrom relating to the FreeStyle Products. To the extent permitted by law, all registrations, approvals, and government authorizations obtained by Disetronic in the European Territory with respect to the FreeStyle Products shall be in the name of TheraSense.

                       (ii) Upon (i) Disetronic obtaining a registration, approval, license, permit or authorization in the European Territory, and/or
(ii) upon the expiration, cancellation, or termination of this Agreement, all registrations, approvals, and government authorizations shall be transferred and delivered to, and shall inure to the benefit of TheraSense or its designee, to the extent that this is permissible under applicable law, at no cost to TheraSense other than lawfully imposed transfer fees. Where any National Registration, registration, license, permit, approval and/or government authorization must by law be obtained in Disetronic, its Affiliate's, or Subdistributor's name, Disetronic shall (and shall ensure that its Affiliates and Subdistributors shall): (i) assign to TheraSense all right, title and interest to such National Registration, registration, license, permit, approval and/or government authorizations, and/or (ii) execute those documents, as requested by TheraSense, necessary to document and/or perfect the assignment of such National Registration, registration, license, approval and/or government authorization. TheraSense shall have the exclusive right to use all such National Registrations, registrations, licenses, permits, and/or governmental authorizations if this Agreement is terminated for any reason other than TheraSense's material breach of this Agreement.

                       (iii) TheraSense warrants that the FreeStyle Meters are, at the time they are delivered to Disetronic, in Conformity with the provisions of the EMC Directive (89/336/EEC) and shall establish a corresponding Conformity declaration with the first shipment of such Meters.

                       (iv)  TheraSense shall sell and deliver to Disetronic
*** or as soon thereafter as reasonably possible approximately 100 FreeStyle Meters calibrated to a whole blood reference, for use by Disetronic in obtaining national registrations for the FreeStyle Products. Such Meters are not required to carry the Disetronic trademark specified in Section 4.7.

                   (b) After CE-Marking according to IVD (98/79/EC).
                       --------------------------------------------

                                     -16-                   Initials _____ _____

*** CONFIDENTIAL TREATMENT REQUESTED

                       (i) TheraSense shall appoint an Authorized Representative for FreeStyle Products.

                       (ii) TheraSense shall be responsible for obtaining the IVD-CE Mark for the applicable FreeStyle Products. TheraSense shall use commercially reasonable efforts to obtain such CE mark by ***. At TheraSense's request, Disetronic shall provide reasonable assistance to TheraSense in obtaining the CE mark. Disetronic will be considered as TheraSense's exclusive distributor of the FreeStyle Products in the Field of Use in the European Territory.

                   (c) TNO Guidelines. TheraSense will use its commercially
                       --------------
reasonable efforts to meet TNO Guidelines as required and necessary, by *** based on tests conducted by TheraSense or by a third party authorized in writing by TheraSense to conduct the tests. If TheraSense is unable to meet the required and necessary TNO Guidelines and is unable to obtain the IVD-CE mark by *** then TheraSense and Disetronic shall engage in good faith discussions regarding an amendment to the Minimum Purchase Obligations in Exhibit C.

                   (d) Registrations, Licenses and Permits in the US Territory.
                       -------------------------------------------------------
Disetronic will be considered as TheraSense's non-exclusive distributor of the FreeStyle Products in the Field of Use in the U.S. Territory.

             7.4.2 EMC Conformity. The parties agree and understand that
                   --------------
FreeStyle Products must be in compliance with the EMC Directive (89/336/EEC) as of the date FreeStyle Products are first shipped from TheraSense to Disetronic for purposes of commercial sale under this Agreement.

         7.5 Health and Safety Laws and Regulations. Disetronic shall comply
             --------------------------------------
fully with any and all laws and regulations of the FreeStyle Territory applicable to distributors, as such laws relate to the FreeStyle Products. Notwithstanding the foregoing, for any country in which a national European registration for Freestyle Products is in Disetronic's name, Disetronic shall comply fully with any and all laws and regulations applicable to such registrant in such country. In addition, until such time as TheraSense obtains a CE Mark for FreeStyle Products, Disetronic shall monitor the appropriate information sources closely for changes in such laws and regulations, and other requirements in the European Territory relating to the distribution of the FreeStyle Products in the European Territory, and shall use its best efforts to notify TheraSense promptly in writing of any and all such changes.

         7.6 Feedback. Disetronic, its Affiliates and its Subdistributors shall
             --------
timely provide in writing to TheraSense feedback it receives from Customers in the FreeStyle Territory relating to how the FreeStyle Products could be improved to meet the needs of various market segments. TheraSense may, at its option, use such feedback to implement changes in the Freestyle Products. If TheraSense elects not to implement changes based on such feedback, TheraSense and Disetronic agree to discuss in good faith the terms under which Disetronic may be permitted to implement such changes to the FreeStyle Products. In the event Disetronic conceives of or reduces to practice an invention relating to FreeStyle Products and any Confidential Information disclosed by TheraSense to Disetronic under this Agreement during the Term, inventorship and ownership of such invention shall be determined ***. Where Disetronic is the sole owner of such invention, ***. Subject to the foregoing, TheraSense shall own all right, title and interest to

                                     -17-                    Initials: ____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

***.

     7.7  Semi-Annual Business Plans. TheraSense and Disetronic shall meet, in
          --------------------------
person, no less frequently than once every six months to review Disetronic's business plan for marketing and distributing the FreeStyle Products in the FreeStyle Territory. Such business plan shall include, without limitation, promotion strategy and tactics, and sales and other marketing plans. TheraSense shall have the right to review and comment on such business plan.

     7.8  Quarterly Meetings. TheraSense and Disetronic shall meet, in
          ------------------
person, or by telephone, no less frequently than once every calendar quarter to review and discuss, as necessary: (i) FreeStyle Products (including any changes, discontinuations, and additions thereto); (ii) Forecasts of the FreeStyle Products; (iii) Product Specifications (including any changes thereto); (iv) FreeStyle Product warranties (including any changes thereof); (v) patent and intellectual property rights relating to the feedback provided under Section 7.5
(vi) each party's trademarks, trade names and service marks relating to FreeStyle Products, (vii) each party's promotional, marketing and advertising materials relating to the FreeStyle Products in the FreeStyle Territory, and
(viii) changes in reimbursement policies and requirements in the European Territory relating to the distribution of the FreeStyle Products that have come to the attention of Disetronic.

     7.9  Customer Support. Disetronic shall maintain knowledgeable
          ----------------
sales, marketing, and support personnel to provide instructions to Customers in the European Territory in the use of the FreeStyle Products. Upon Disetronic's request, at agreed times, TheraSense shall provide a reasonable level of assistance with technical information and training of Disetronic employees for the FreeStyle Products. Any expenses related to such activities shall be borne by Disetronic. Upon TheraSense's request and with Disetronic's consent, TheraSense may provide direct support to Disetronic's Customers and Disetronic will provide TheraSense with such Customers' names and information as TheraSense may reasonably request in order for TheraSense to provide such support to such Customers.

     7.10 Medical Device Reporting. Pursuant to governmental medical device
          ------------------------
reporting regulations (e.g. the FDA's Medical Device Reporting (MDR) Regulations, the European Medical Device Vigilance Guidelines, and any other applicable medical device reporting regulations), TheraSense is required to report to the applicable agency information that reasonably suggests that a FreeStyle Product may have caused or contributed to the death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of TheraSense and Disetronic agree to supply to the other any such information promptly after becoming aware of it so that each of TheraSense and Disetronic can comply with governmental reporting requirements. It is understood and agreed that reporting to TheraSense shall be within twenty-four (24) hours to enable TheraSense to comply with FDA reporting requirements. Disetronic agrees to use its best efforts to promptly retrieve and return to TheraSense any individual FreeStyle Product which Disetronic has reported to TheraSense or a governmental agency. In the event that TheraSense is required by any regulatory agency to recall a FreeStyle Product, or if TheraSense or a regulatory authority initiates a FreeStyle Product recall, Disetronic shall cooperate with and assist TheraSense and its Authorized Representative in locating, and retrieving if necessary, recalled FreeStyle Products from Customers. Recalls shall be at Disetronic's cost and expense in the European Territory and at TheraSense's cost and expense in the U.S. Territory. Notwithstanding the foregoing, in the event that a recall is primarily due to a FreeStyle Product manufacturing defect then TheraSense shall provide to Disetronic replacement FreeStyle Product at no charge. Disetronic shall maintain records of sales of

                                     -18-                     Initials ____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

FreeStyle Products by lot number and by end user to whom such product was sold or otherwise transferred. Upon TheraSense's request, Disetronic shall provide TheraSense with access to such records in the event of a FreeStyle Product recall or other quality related issue. Disetronic shall be responsible for obtaining all records of its sales to end users in the event of a FreeStyle Product recall or other quality related issue. Disetronic shall make available to TheraSense for inspection Disetronic's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that Disetronic's processes comply with all applicable laws and regulations in the FreeStyle Territory.

     7.11  Product Complaints. Disetronic shall promptly investigate and monitor
           ------------------
all Customer and/or regulatory complaints and/or correspondence concerning the use of the FreeStyle Products in the FreeStyle Territory. Disetronic shall advise TheraSense of all complaints alleging patient injury within twenty four
(24) hours, and of all other complaints relating to the FreeStyle Products as promptly as possible but not more than five (5) business day following the date Disetronic receives such complaint. In addition, within fifteen (15) calendar days following the date Disetronic receives such complaint, Disetronic shall also provide TheraSense with a materially complete written report relating thereto. Any notice to TheraSense under this Section 7.11 shall be sent via facsimile and email to the attention of TheraSense's Vice President of Regulatory Affairs or to such other address or person as TheraSense may designate by notice. Receipt of both (i) a legible facsimile and (ii) an email shall constitute legal notice under this Section 7.11, and such notice shall be deemed given upon the latter of (i) or (ii) if not simultaneously dated. Without limiting the effectiveness of legal notice by facsimile and email as set forth above, if requested by the notified party, the notifying party shall also send such notice via overnight delivery. If Disetronic fails to submit timely any report pursuant to this Section 7.11, TheraSense may require that Disetronic pay in full prior to shipment of any orders by TheraSense until such report is submitted.

     7.12  Notification of Unauthorized Use. Disetronic shall promptly notify
           --------------------------------
TheraSense in writing upon its discovery of any unauthorized use or infringement of the FreeStyle Products and/or TheraSense's patent, copyright, trademark or other intellectual property rights with respect thereto. TheraSense shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that TheraSense brings such an action or proceeding, Disetronic shall cooperate and provide full information and assistance to TheraSense and its counsel in connection with any such action or proceeding; provided that TheraSense shall reimburse Disetronic for any expenses (including but not limited to reasonable attorney's fees) incurred by Disetronic.

     7.13  Audits. TheraSense shall have the right to audit Disetronic solely
           ------
for the purpose of enabling TheraSense to comply with legal or regulatory requirements, including ISO requirements.

8.   ADDITIONAL OBLIGATIONS OF THERASENSE

     8.1   Supply of Products. TheraSense shall be responsible for the
           ------------------
manufacture of FreeStyle Products for sale to Disetronic.

     8.2   New Versions of FreeStyle Products. TheraSense shall provide
           ----------------------------------
Disetronic with new versions of FreeStyle Products. Disetronic and TheraSense shall use their best efforts to agree on transfer prices for such new versions of FreeStyle Products. If the parties cannot agree on transfer prices then such new versions shall not be included on Exhibit A. For purposes of clarity, the parties understand that new versions of FreeStyle Products do not include any TheraSense products falling

                                     -19-                    Initials: ____ ____
outside of the scope of the FreeStyle Products as defined in Exhibit A, including without limitation implantable glucose sensors and glucose sensors coupled to insulin delivery devices.

     8.3  Telephone Marketing and Technical Support. During TheraSense's normal
          -----------------------------------------
business hours, and in order to answer Disetronic's questions related to FreeStyle Products, TheraSense shall provide a reasonable level of telephone marketing and technical support to employees of Disetronic who have been trained by TheraSense or by Disetronic, provided that where the training was provided by Disetronic, such training received prior approval from TheraSense.

     8.4  Intellectual Property Rights Maintenance-Patent and Trademark
          -------------------------------------------------------------
Prosecution. TheraSense will be responsible for maintaining all patents,
-----------
TheraSense Trademarks and trade names and/or diligently prosecuting all patent applications covering the FreeStyle Products in the FreeStyle Territory. TheraSense shall use its reasonable commercial judgment in determining the level and extent of patent protection to pursue in the FreeStyle Territory. In the event TheraSense elects to abandon a particular issued patent or trademark registration covering a Freestyle Product in a particular country in the European Territory, TheraSense will notify Disetronic of such election. Disetronic shall have the right, within thirty (30) days of such notice, to elect to pay the on-going fees and costs associated with maintaining such patent or trademark registration. Notwithstanding the foregoing, any such patent or trademark registration shall be maintained in TheraSense's name.

     8.5  Quality Systems Regulations. TheraSense will manufacture, design and
          ---------------------------
label FreeStyle Products for the U.S. Territory in accordance with the then governing U.S. FDA Quality Systems Regulations, and for the European Territory in accordance with the then governing European Union Quality Systems Regulations.

     8.6  Audits. Disetronic shall have the right to audit TheraSense solely for
          ------
the purpose of enabling Disetronic to comply with legal or regulatory requirements, including ISO requirements.

9. LIMITED LIABILITY TO DISETRONIC AND OTHERS. EXCEPT AS PROVIDED IN SECTION 13.7.7, THERASENSE'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE FREESTYLE PRODUCTS SHALL BE LIMITED TO ***. IN NO EVENT SHALL THERASENSE BE LIABLE TO DISETRONIC, ITS AFFILIATES, ITS DISTRIBUTORS AND/OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ("INDIRECT DAMAGES"), INCLUDING ANY "INDIRECT DAMAGES" THAT DISETRONIC HAS AGREED TO INDEMNIFY, DEFEND AND/OR HOLD HARMLESS OF ITS AFFILIATES, SUBDISTRIBUTORS AND/OR ANY OTHER ENTITY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT THERASENSE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN OR IN THE WARRANTY FOUND IN THE FREESTYLE PRODUCTS.

10.  TRADEMARKS

                                     -20-                     Initials:____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

     10.1   License. In conjunction with the distribution and sale of each
            -------
FreeStyle Product, TheraSense hereby grants Disetronic a non-exclusive license in the U.S. Territory and an exclusive license in the European Territory to use the relevant TheraSense Trademarks, identified on Exhibit D as modified by TheraSense pursuant to this Article 10, in the FreeStyle Territory during the Term. Notwithstanding the foregoing, TheraSense reserves the right to use such TheraSense Trademarks (a) outside the European Territory, (b) inside the European Territory with respect to passive sales and CGMS products pursuant to
Section 2.3 (including any promoting, marketing, and/or selling such CGMS product), and (c) to promote, market, and/or sell any products, other than FreeStyle Products in the European Territory. Such license(s) shall terminate at the earlier of (i) the end of the term of this Agreement, or (ii) the termination of Disetronic's right to distribute the FreeStyle Products. TheraSense reserves the right to modify TheraSense Trademarks or substitute alternative marks for any or all of the TheraSense Trademarks at any time upon ninety (90) days prior written notice where such notice is commercially reasonable, and in no event upon less than thirty (30) days prior written notice. In addition, Disetronic agrees to use those TheraSense Trademarks in connection with FreeStyle Products as may be designated in writing by TheraSense. TheraSense shall retain the worldwide right to use such TheraSense Trademarks for its own co-marketing efforts and for the distribution/sale of other products. Disetronic acknowledges that except as expressly provided herein, TheraSense grants Disetronic no other rights, title, or interest under or relating to TheraSense's trademarks, trade names or service marks.

     10.2   Use. During the term of this Agreement, Disetronic shall have the
            ---
right to indicate to the public that it is an authorized distributor of the FreeStyle Products and to advertise and promote to Customers (within the FreeStyle Territory) the FreeStyle Products under the TheraSense Trademarks. Disetronic shall not alter or remove any Trademark applied to the FreeStyle Products. Except as set forth in this Article 10, nothing contained in this Agreement shall grant to Disetronic any right, title or interest in the TheraSense Trademarks, whether or not specifically recognized or perfected under applicable laws, and Disetronic irrevocably assigns to TheraSense all such right, title, and interest, if any, in any TheraSense Trademarks. At no time during or after the term of this Agreement shall Disetronic challenge or assist others to challenge the TheraSense Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of TheraSense.

     10.3   Approval of Representations. All representations of the TheraSense
            ---------------------------
Trademarks that Disetronic intends to use (1) shall first be submitted to TheraSense for approval (which shall not be unreasonably withheld) of design, color, and other details, or (2) shall be exact copies of those used by TheraSense. Disetronic agrees to fully comply with all reasonable guidelines, if any, communicated by TheraSense concerning use of the TheraSense Trademarks. Disetronic may not mark the FreeStyle Products packaging materials with the trademarks of any third party without the prior written consent of TheraSense; which consent may be withheld at TheraSense's sole discretion. If any of TheraSense's Trademarks are to be used in conjunction with another trademark on or in relation to the FreeStyle Products, then the TheraSense Trademarks shall be presented at least equally legibly, equally prominently, and of equal or greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

     10.4   TheraSense use of Trademarks. During the term of this Agreement,
            ----------------------------
TheraSense shall not use a TheraSense Trademark on any in vitro glucose monitoring product distributed for sale in the European Territory, other than a FreeStyle Product, except as provided in Section 2.3. TheraSense reserves the right to use all other TheraSense marks, trademarks, trade names and service marks on any and all TheraSense product.

                                     -21-                     Initials:____ ____

11.      CONFIDENTIALITY

         11.1 Except as expressly provided herein, the parties agree that for five (5) years after the disclosure of any Confidential Information by one (1) of the parties to the other hereto pursuant to this Agreement, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement such Confidential Information, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

             (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

             (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

             (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

             (d) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

             (e) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

         11.2 Permitted Use and Disclosures. Each party hereto may use or
              -----------------------------
disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

         11.3 Public Disclosure. Except as otherwise required by law, neither
              -----------------
party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall have ten (10) business days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond in writing within such ten (10) business day period, the press release or public disclosure shall be retransmitted by the issuing party to the attention of the President of the receiving party. If the receiving party does not respond to such retransmission within five (5) business days the press release or public disclosure shall be deemed approved.

         11.4 Confidential Terms. Except as expressly provided herein, each
              ------------------
party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or on a strict need to know

                                     -22-                     Initials:____ ____
basis to actual or prospective investors, or to a party's accountants, attorneys and other professional advisors; provided further, however, prior to making any disclosure regarding securities or other applicable laws, the terms of this Agreement shall be redacted by mutual agreement of the parties.

12.     INDEMNITY

        12.1 Indemnification of Disetronic.
             -----------------------------

              12.1.1 TheraSense shall indemnify, defend, and hold harmless Disetronic, its Affiliates and Subdistributors, and their directors, officers and employees (each an "Disetronic Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a Disetronic Indemnitee arising from (i) defects in materials, workmanship, manufacturing, labeling or packaging of the FreeStyle Products by TheraSense if such defects can be attributed to TheraSense's responsibility and could not be detected by Disetronic through use of due diligence in the tests or inspection of the FreeStyle Products before its delivery to Customers or end users, and/or
(ii) any claim of noncompliance by TheraSense with the U.S. or foreign laws and regulations in the FreeStyle Territory, except to the extent caused by a Disetronic Indemnitee.

              12.1.2 TheraSense shall defend, or at its option settle, any claims brought against Disetronic by third parties as a result of any infringement by the FreeStyle Products of any U.S. or foreign patent, trademark, trade name, service mark, or copyright existing under the laws of the FreeStyle Territory, and shall reimburse Disetronic for any judgments, damages, cost or expenses payable by Disetronic to a party bringing such action together with reasonable attorneys' fees relating thereto. Disetronic agrees that TheraSense shall be relieved of its obligations under this Section 12.1.2 unless Disetronic notifies TheraSense promptly in writing of and gives TheraSense proper and full information and assistance to settle or defend any such claims. If the FreeStyle Products, or any part thereof, are, or in the opinion of TheraSense become, the subject of any claim for infringement of such third party patent, trademark, trade name, service mark, or copyrights, or if it is adjudicatively determined that the FreeStyle Products, or any part thereof, infringe any such third party patent, or copyright, then TheraSense may, at its option and expense, either (i) procure for Disetronic the right under such third party patent, trademark, trade name, service mark or copyright to sell or use, as appropriate, the FreeStyle Products (or in the case of trademark infringement, substitute a different trademark, trade name or service mark), or (ii) replace or modify the FreeStyle Products or parts thereof in Disetronic's possession, with other suitable and reasonably equivalent technology or parts so that the FreeStyle Products become non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with ninety (90) days written notice.

              12.1.3 Notwithstanding the provisions of Section 12.1.2 above, TheraSense assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the FreeStyle Products may be used where the FreeStyle Products when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the FreeStyle Products, or any part thereof, unless such modification or servicing was done by TheraSense; (iii) any trademark infringements involving any marking or branding of the FreeStyle Products not applied by TheraSense or involving any marking or branding applied at the request of Disetronic or any marking or branding with the Disetronic trademarks; or (iv) the modification of any FreeStyle Products other than with TheraSense's written consent.

                                     -23-                     Initials:____ ____

              12.1.4 The foregoing provisions of this Section 12.1 state the entire liability and obligations of TheraSense, and the exclusive remedy of Disetronic and its Customers, with respect to any alleged product liability claim related to the FreeStyle Products, or any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the FreeStyle Products or any part thereof.

         12.2 Indemnification of TheraSense.
              -----------------------------

              12.2.1 Disetronic shall indemnify, defend and hold harmless TheraSense and its directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a "TheraSense Indemnitee") from any and all damages, losses, costs, liabilities or expenses (including, without limitation, attorneys' fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a TheraSense Indemnitee arising out of (a) defects in the FreeStyle Products sold by Disetronic except those defects which can be attributed to TheraSense, (b) FreeStyle Product claims, whether written or oral, made by Disetronic in its advertising, promotion, sale, or distribution of any of the FreeStyle Products, (c) the labeling, packaging, storage or other handling of the FreeStyle Products by Disetronic, or (d) any claim of noncompliance by Disetronic with the U.S. or foreign laws and regulations in the FreeStyle Territory, except to the extent caused by a TheraSense Indemnitee.

              12.2.2 Disetronic shall defend, or at its option settle, any claims brought against TheraSense by third parties as a result of any infringement by the FreeStyle Products of any U.S. or foreign trademark, trade name, or service mark existing under the laws of the FreeStyle Territory, and shall reimburse TheraSense for any judgments, damages, cost or expenses payable by TheraSense to a party bringing such action together with reasonable attorneys' fees relating thereto as a result of marking or branding the FreeStyle Products with Disetronic trademarks. TheraSense agrees that Disetronic shall be relieved of its obligations under this Section 12.2.2 unless TheraSense notifies Disetronic promptly in writing of and gives Disetronic proper and full information and assistance to settle or defend any such claims. If the FreeStyle Products, or any part thereof, are, or in the opinion of Disetronic become, the subject of any claim for infringement of such third party trademarks, trade names or service marks, or if it is adjudicatively determined that the FreeStyle Products, or any part thereof, infringe any such third party trademarks, trade names or service marks, Disetronic may substitute a new Disetronic trademark, trade name or service mark to be used to sell or use, as appropriate, the FreeStyle Products.

              12.2.3 The foregoing provisions of this Section 12.2 state the entire liability and obligations of Disetronic, and the exclusive remedy of TheraSense and its Customers, with respect to any alleged infringement of any trademarks, trade names or service marks by the FreeStyle Products or any part thereof.

13.      TERM AND TERMINATION

         13.1 Initial Term. The initial term of this Agreement shall commence on
              ------------
the Effective Date and shall continue in force until five (5) years from the Effective Date, unless terminated earlier under the provisions of this Article 13 (the "Initial Term"). At the end of the Initial Term, this Agreement shall automatically renew for subsequent three-year terms unless written notice of termination is given by either party to the other party at least one (1) year prior to the Agreement's then-current expiration date.

                                     -24-                     Initials:____ ____

         13.2 Termination for Cause. If either party defaults in the performance
              ---------------------
of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured *** the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during *** then the Agreement shall automatically terminate at the end of that period. In addition, this Agreement shall automatically terminate if Disetronic fails to pay TheraSense in accordance with Sections 3.1, 3.2 and/or 3.3 and such failure shall have continued for ***.

         13.3 Termination for Disetronic and TheraSense Insolvency. This
              ----------------------------------------------------
Agreement may be terminated by TheraSense or Disetronic effective immediately upon written notice to the other party (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts under United States, California or Swiss law, unless such other party timely contests such proceedings, (ii) upon the other party's making an assignment for the benefit of creditors, or (iii) upon the other party's dissolution or ceasing to do business.

         13.4 Termination Relating to ***. TheraSense may, at its sole
              ---------------------------
discretion, terminate this Agreement ***.

         13.5 Termination Relating to ***. In addition to any other rights or
              ---------------------------
remedies available to TheraSense, TheraSense shall have the right to terminate this Agreement *** if TheraSense has reasonable belief ***, Disetronic shall have the opportunity to dispute such claim and the parties agree to discuss in good faith the resolution thereof.

         13.6 Termination Relating to ***.
              ---------------------------
              ***

         13.7 Effect of Termination.
              ---------------------

                                     -25-                     Initials:____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

              13.7.1 Accrued Obligations. Expiration or termination of this
                     -------------------
Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

              13.7.2 Inventory. Within thirty (30) days after the effective date
                     ---------
of termination of this Agreement, Disetronic shall use its reasonable efforts to provide TheraSense with a complete inventory of FreeStyle Products in Disetronic's possession, in transit to Disetronic from TheraSense or otherwise in Disetronic's control. Upon any expiration or other termination of this Agreement, TheraSense may inspect Disetronic's FreeStyle Product inventory and audit Disetronic's records.

              13.7.3 Return of Materials. All trademarks, marks, trade names,
                     -------------------
patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind related to the FreeStyle Products or provided by TheraSense shall remain the property of TheraSense. Within thirty (30) days after the effective date of termination of this Agreement, Disetronic shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to TheraSense, as TheraSense may direct, at TheraSense's expense. Disetronic shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Notwithstanding the foregoing, Disetronic may retain only those samples and documents required for Disetronic to comply with legal, regulatory and product liability requirements then in effect. Disetronic shall provide to TheraSense a list of all such materials required to be kept in Disetronic's possession. Effective upon the termination of this Agreement, Disetronic shall cease to use all trademarks and trade names of TheraSense. During the term of this Agreement and after any termination or expiration of this Agreement, TheraSense shall have the right to continue to use and disclose for any purpose any and all clinical trial results and other data relating to the FreeStyle Products.

              13.7.4 Products. In the event of breach by Disetronic of this
                     --------
Agreement, Disetronic shall cease selling any FreeStyle Products and shall destroy all remaining inventory at the time of such breach. Subject to the foregoing, upon expiration of this Agreement, or termination wholly unrelated to any breach of this Agreement by Disetronic, Disetronic may continue selling in the FreeStyle Territory any FreeStyle Products which were in Disetronic's inventory at the time of such expiration or termination of the Agreement.

              13.7.5 Limitation on Liability. Subject to Section 13.7.7, in the
                     -----------------------
event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, inventory or commitments in connection with the business or goodwill of TheraSense or Disetronic.

              13.7.6 Transition. Upon termination of this Agreement, Disetronic
                     ----------
shall (i) diligently cooperate with TheraSense to effect a smooth and orderly transition in the sale of FreeStyle Products in

                                     -26-                     Initials:____ ____
the FreeStyle Territory, and (ii) refer all FreeStyle Product Customer support inquiries to TheraSense, or to TheraSense's then-authorized customer support provider.

              13.7.7 Payment Upon Termination. Within thirty (30) days of the
                     ------------------------
effective date of termination of this Agreement, TheraSense shall pay to Disetronic the Payment. It is understood and agreed that such Payment shall only be due in the event this Agreement is permissively terminated by TheraSense (by providing written notice to Disetronic) pursuant to Section 13.1, or terminated by Disetronic pursuant to Section 13.2 due to TheraSense's breach or pursuant to
Section 13.3 due to TheraSense's insolvency. In addition, within thirty (30) days of termination or expiration of this Agreement, Disetronic shall deliver to TheraSense all Sales and Inventory Records (as described in Section 7.1) and a report which shall identify all outstanding leads for sales of Products and a description of the status of any other sales activities regarding the FreeStyle Products. Disetronic and TheraSense agree to observe the applicable privacy laws relating to the data provided. TheraSense agrees that it shall not provide such data to any company producing and distributing insulin pumps and/or infusion sets. In the event TheraSense elects to develop and/or commercialize an insulin pump and/or infusion set, TheraSense also agrees that is shall not use such data in conjunction with such development and/or commercialization.

              13.7.8 No Renewal, Extension or Waiver. Acceptance of any order
                     -------------------------------
from, or sale of, any FreeStyle Products to Disetronic after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by TheraSense.

         13.8 Survival. The provisions of Sections 2.5, 3.2, 3.3.3, 3.4, 4.6,
              --------
4.7.2, 7.2, 7.4.1(a)(ii), 7.10, 7.11, 10.2, 13.7 and 13.8, Articles 5, 9, 11, 12
(to the extent such claims arise from acts or omissions that occurred out of Products supplied to Disetronic prior to expiration or termination of this Agreement), 14 and 15, and Exhibits F and G shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

14.      DISPUTE RESOLUTION

         14.1 Mediation. If a dispute arises out of or relates to this contract,
              ---------
or the breach thereof, including a dispute noticed under Sections 13.2 through 13.5, the parties agree that before filing any claim in arbitration as set forth below, the parties shall first to try in good faith to settle the dispute by engaging in a meeting in Minneapolis, Minnesota, for a minimum of forty-eight
(48) hours, where including without limitation, the CEO's (or the equivalent thereof) of both parties shall be present. Such meeting shall take place within twenty (20) days of any notice of dispute under this Agreement.

         14.2 Arbitration. Subject to Section 14.1, if the parties are unable to
              -----------
resolve a Dispute, the Dispute shall be settled by binding arbitration conducted in Minneapolis, Minnesota pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect by one (1) arbitrator appointed in accordance with such rules. The decision and/or award rendered by the arbitrator shall be written (specifically stating the arbitrator's findings of facts as well as the reasons upon which the arbitrator's decision is based), final and nonappealable (except for an alleged act of corruption or fraud on the part of the arbitrator) and may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The arbitrator shall have the authority to grant injunctive relief and order specific performance. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties

                                     -27-                     Initials:____ ____
must expend for discovery; provided the arbitrator shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Evidence need not be obtained in the presence of the arbitrator. At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence, and examine witnesses. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees. The parties and the arbitrator shall use their best efforts to complete any such arbitration within one (1) year after the appointment of the Panel, unless a party can demonstrate to the arbitrator that the complexity of the issues or other reasons warrant the extension of the time table. In such case, the Panel may extend such time table as reasonably required. The arbitrator shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this
Section 14.2 shall be governed by the U.S. Federal Arbitration Act. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy, either party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that party.

15.      MISCELLANEOUS


         15.1 Governing Law. This Agreement, any dispute arising therefrom, and
              -------------
any proceeding subject to Article 14, shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

         15.2 Independent Contractors. The relationship of the parties hereto is
              -----------------------
that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

         15.3 Assignment. ***, the parties agree that their rights and
              ----------
obligations under this Agreement shall not be delegated, transferred or assigned to a third party without prior written consent of the other party hereto; provided TheraSense may assign this Agreement, without Disetronic's consent (a) to its Affiliates, and (b) to an entity that acquires all or substantially all of the business of assets of TheraSense to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

         15.4 Notices. Any required notices hereunder shall be given in writing
              -------
by email and by facsimile at the address of each party below, or to such other address as either party may substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

         If to Disetronic:      Disetronic Handels AG
                                Brunnmattstrasse 6
                                CH-3401 Burgdorf
                                Switzerland
                                Attention: Senior Corporate Attorney
                                Swiss Telephone Number: (+41) 34 427-1111
                                Website: www.disetronic.com

         If to TheraSense:      TheraSense, Inc.

                                     -28-                     Initials:____ ____

*** CONFIDENTIAL TREATMENT REQUESTED

                                1360 South Loop Road
                                Alameda, CA 94502
                                USA
                                Attention: Vice President, Business Development U.S. Telephone Number: (510) 749-5400
                                Website: www.therasense.com

         15.5  Force Majeure. Neither party shall lose any rights hereunder or
               -------------
be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

         15.6  Insurance. Each party shall, at all times during the term of this
               ---------
Agreement, maintain a product liability insurance policy with commercially reasonable amounts of insurance in annual amounts of no less than Five Million U.S. Dollars (U.S. $5,000,000) per occurrence, and each party shall list the other and its Affiliates as named insureds.

         15.7  Advice of Counsel. TheraSense and Disetronic have each consulted
               -----------------
counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

         15.8  Compliance with Laws. Each party shall furnish to the other party
               --------------------
any information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign, state and/or government agency.

         15.9  Further Assurances. At any time or from time to time on and after
               ------------------
the date of this Agreement, Disetronic shall at the request of TheraSense (i) deliver to TheraSense such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as TheraSense may reasonably deem necessary or desirable in order for TheraSense to obtain the full benefits of this Agreement and the transactions contemplated hereby.

         15.10 Severability; Waiver. In the event that any provisions of this
               --------------------
Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

         15.11 Entire Agreement; Modification. This Agreement sets forth the
               ------------------------------
entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

                                     -29-                     Initials:____ ____

         15.12 Counterparts. This Agreement may be executed in two counterparts,
               ------------
each of which shall be deemed an original and which together shall constitute one instrument.

         15.13 Future Cooperation. The parties agree to discuss development of a
               ------------------
broader relationship between them, potentially including other products not covered by this Agreement, such as implantable glucose sensors and glucose monitoring devices coupled with insulin delivery devices. The terms of such broader relationship, if any, shall be subject to the negotiation of a separate agreement.


IN WITNESS WHEREOF, Disetronic and TheraSense have executed this Agreement by their respective duly authorized representatives.


DISETRONIC HANDELS AG                     THERASENSE, INC.

    /s/ Signature                              /s/ Signature
By:____________________________           By: __________________________

Print Name:____________________           Print Name:___________________

Title:_________________________           Title: _______________________


                                     -30-                     Initials:____ ____

CONFIDENTIAL                                                   13 September 2000

                                   EXHIBIT A

                              FREESTYLE PRODUCTS

     As of the Effective Date, The FreeStyle Products include the following six
(6) products:

     1. "System Kit" shall mean a product that consists of 1 Meter, 10 Strips, 1
         ----------
Lancing Device, 1 Finger Cap, 10 Lancets, 1 Carrying Case, 1 Log Book, 1 Quick Reference Card, 1 Owners Booklet; where "Finger Cap" shall mean cap for the
                                         ----------
Lancing Device designed for lancing the finger rather than the arm.

     2. "Lancer" shall mean a disposable head placed in a lancing device for use
         ------
in piercing the patient's skin.

     3. "Control Solution" shall mean a glucose solution for testing the
         ----------------
operation of the FreeStyle Meter and Strips.

     4. "Lancing Device" shall mean a lancing device which is used to bring
         --------------
blood to the surface of a patient's skin and which is physically separate from the Meter.

     5. "Meter" shall mean a meter whose sole function is to coulometrically
         -----
measure blood glucose levels.

     6. "Strips" shall mean a package of strips which are located into the meter ***. (The Strips are currently offered in packages of 50 and 100; such quantities are subject to change).

***Confidential treatment requested

CONFIDENTIAL                                                   13 September 2000

                                   EXHIBIT B

                                TRANSFER PRICE

                                Pricing Details

System Kit
----------

      The price of a System Kit for sale in the FreeStyle Territory is *** (includes 1 Meter, 10 Strips, 1 Lancing Device, 1 Finger Cap, 10 Lancets, 1 Carrying Case, 1 Log Book, 1 Quick reference Card, 1 Owners Booklet).

Strips
------

     The price of Strips ordered for the US Territory is ***.

     The price of Strips ordered for the European Territory is:

                     Annual Sales Volume             Price
                     (number of Strips)            Per Strip
                     -------------------           ---------
                            ***                       ***
                            ***                       ***
                            ***                       ***
                            ***                       ***
                            ***                       ***
                            ***                       ***

Lancing Devices, Lancets and Control Solution
---------------------------------------------

     The following prices are valid for the following products for sale in the FreeStyle Territory when not purchased as part of a System Kit:

     Lancing Devices         *** per lancing device

     Lancets                 *** per box if 100 lancets

     Control Solution        *** per bottle of control solution

***  Confidential treatment requested


                                                               Initials:
                                                                        --------

CONFIDENTIAL                                                   13 September 2000

                                   EXHIBIT C

         ANNUAL MINIMUM PURCHASE OBLIGATION FOR THE EUROPEAN TERRITORY

                                                Minimum
                     Calendar Year        Purchase Obligation
                     -------------        -------------------

                                    ***



*** Confidential treatment requested.

CONFIDENTIAL                                                  13 September 2000

                                   EXHIBIT D

                             THERASENSE TRADEMARKS

     TheraSense
     .  EU Registration #00960120 filed October 19, 1998
     .  US serial number 75/542,727 filed August 25, 1998
     .  Canada serial number 894,025 filed October 22, 1998

     FreeStyle (registrations pending)
     .  US serial number 75/697,764 filed May 4, 1999

     The Technology of Caring  (registration pending)
     .  U.S. serial number 75/793,921 filed September 7, 1999

     ***

     TheraSense agrees to provide Disetronic with the registration numbers and the countries and the countries to which they correspond as such information becomes available. TheraSense will use commercially reasonable efforts to register the above trademarks in the European territory.

     TheraSense and Disetronic shall agree by *** on the TheraSense brand name under which the FreeStyle Products will be marketed in the European Territory. TheraSense shall promptly apply to register the TheraSense brand name or secure the necessary rights to use the TheraSense brand name. Disetronic agrees to assign all of its right, title and interest, if any, in such TheraSense brand name to TheraSense. Such brand name shall be added to Exhibit D.

     ***


***  Confidential treatment requested

                                      -4-          Initials:
                                                            ----- -----

CONFIDENTIAL                                                   13 September 2000

                                   EXHIBIT E

                            PRODUCT SPECIFICATIONS

    Product Performance Criteria

    The FreeStyle Products shall meet the following specification when tested using the test procedures in the attached TheraSense document #DOC00482 "FreeStyle Strip Verification report", as this document may be updated by TheraSense.

Hematocrit range                            ***
Operating temperature range                 ***
Acetaminophen error                         ***
Ascorbate error                             ***
User error                                  ***
Glucose range                               ***
Accuracy                                    ***

    Lot Acceptance Criteria

    The Strips shall meet the following specifications when tested by the Receiving Party using the test procedures in the attached TheraSense document $DOC00345 "FreeStyle Strip Calibration Procedure", as this document may be updated by TheraSense.

RMS standard deviation at low glucose level                     ***
RMS coefficient of variation at medium glucose level            ***
RMS coefficient of variation at high glucose level              ***

    TNO Precision Guidelines

    Until such time as TheraSense obtains the IVD-CE mark for the FreeStyle Products, all Strips shipped by TheraSense to Disetronic for sale in the European Territory shall conform (in TheraSense's release testing) with the guideline on permissible coefficient of variation specified in paragraph 5.2.2
(b) of the TNO Centre for Medical Technology's publication entitled "Quality Guideline, Non-Implantable Portable Blood Glucose Monitors for Self Monitoring" dated February 1991. After TheraSense obtains the IVD-CE mark for the FreeStyle products, TheraSense will comply with the relevant, applicable IVD-CE mark criteria as required.

*** Confidential treatment requested